Serina Therapeutics Announces Date for 2025 Annual Stockholders Meeting

HUNTSVILLE, July 1, 2025 (GLOBE NEWSWIRE) -- Serina Therapeutics, Inc. (“Serina”) (NYSE American: SER), a clinical-stage biotechnology company, today announced that its Board of Directors has established November 7, 2025, as the date of its 2025 annual meeting of stockholders (the “Annual Meeting”). The time and location of the Annual Meeting will be set forth in the Serina’s definitive proxy statement for the Annual Meeting to be filed with the Securities and Exchange Commission (the “SEC”).

Because the date of the Annual Meeting represents a change of more than 30 days from the anniversary of Serina’s 2024 annual meeting of stockholders, the deadline for stockholder proposals to be submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), for inclusion in Serina’ proxy materials for the Annual Meeting will be 5:00 p.m. (Central Time) on Friday, August 15, 2025, which Serina’s Board of Directors has determined to be a reasonable period of time before Serina expects to begin to print and send its proxy materials for the Annual Meeting. Stockholder proposals submitted in accordance with Rule 14a-8 of the Exchange Act must also comply with the remaining requirements of Rule 14a-8 in order to be included in the proxy materials for the Annual Meeting.

Stockholder proposals and director nominations submitted pursuant to Serina’s Amended and Restated Bylaws for consideration at the Annual Meeting must be submitted in writing and must be received by the Corporate Secretary at Serina’s principal executive offices at Serina Therapeutics, Inc., 601 Genome Way, Suite 2001, Huntsville, Alabama 35806, no earlier than July 10, 2025, and no later than August 9, 2025, in order to be considered timely. Stockholder proposals outside of Rule 14a-8 of the Exchange Act and director nominations must also comply with the requirements contained in Section 3.2 of Serina’s Amended and Restated Bylaws in order to be considered at the Annual Meeting. Stockholders are urged to read the complete text of Serina’s Amended and Restated Bylaws for complete information regarding submission.

About Serina Therapeutics

Serina is a clinical-stage biotechnology company developing a pipeline of wholly owned drug product candidates to treat neurological diseases and other indications. Serina’s POZ PlatformTM provides the potential to improve the integrated efficacy and safety profile of multiple modalities including small molecules, RNA-based therapeutics and antibody-based drug conjugates (ADCs). Serina is headquartered in Huntsville, Alabama on the campus of the HudsonAlpha Institute of Biotechnology.

For more information, please visit https://serinatherapeutics.com.

Cautionary Statement Regarding Forward-Looking Statement

This release contains forward-looking statements within the meaning of federal securities laws. These statements are based on management’s current expectations, plans, beliefs or forecasts for the future, and are subject to uncertainty and changes in circumstances. Any express or implied statements in this press release that are not statements of historical fact, including statements about the potential of Serina’s POZ polymer technology, are forward-looking statements that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from our clinical studies; whether and when any applications may be filed for any drug or vaccine candidates in any jurisdictions; whether and when regulatory authorities may approve any potential applications that may be filed for any drug or vaccine candidates in any jurisdictions, which will depend on a myriad of factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such drug or vaccine candidates will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any drug or vaccine candidates; and competitive developments. These risks as well as other risks are more fully discussed in Serina’s Annual Report on Form 10-K for the year ended December 31, 2024, and Serina’s other periodic reports and documents filed from time to time with the SEC.

The information contained in this release is as of the date hereof, and Serina assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

For inquiries, please contact:
Stefan Riley
sriley@serinatherapeutics.com
(256) 327-9630